Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated April 19, 2010 (except for paragraph ten of Note 12, as to which the date is June 9, 2010) relating to the consolidated financial statements and financial statement schedule of Space Systems/Loral, Inc. and subsidiaries appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
June 9, 2010